Exhibit 99.1

Mid Atlantic Medical Services, Inc.		YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/mme			1-866-756-9897

•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

YOUR VOTE IS VERY IMPORTANT

If voting by mail, the proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

ê DETACH PROXY CARD HERE ê

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.		☒ Votes must be indicated (x) in black or blue ink.

The Board of Directors recommends a vote FOR Proposals 1 and 2.
The Board of Directors knows of no other matters that are to be presented at the Special Meeting of Stockholders.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of October 26, 2003, by and among UnitedHealth Group Incorporated, MU Acquisition LLC and Mid Atlantic Medical Services, Inc. and the transactions contemplated thereby, including the merger, as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐	To change your address, please mark this box. ☐

2.	To authorize the proxies to vote to adjourn or postpone the Special Meeting of Stockholders, in their sole discretion, for the purpose of soliciting additional votes for Proposal 1.	☐	☐	☐

S C A N L I N E

Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as an executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in any other representative capacity, please state your full title as such.

		Date	Signature		Signature (if held jointly)

MID ATLANTIC MEDICAL SERVICES, INC.

SPECIAL MEETING OF STOCKHOLDERS

February 10, 2004, 10:00 a.m. Local Time

10 Taft Court

Rockville, Maryland 20850

We are pleased to offer you the convenience of telephone or Internet voting in addition to the ability to vote by mail. When voting by telephone or the Internet, please have your proxy card in hand.

MID ATLANTIC MEDICAL SERVICES, INC.

This PROXY is solicited by the Board of Directors for use at the

Special Meeting of Stockholders on February 10, 2004.

By signing below, you revoke all prior proxies and appoint Thomas P. Barbera and Mark D. Groban, M.D. and either of them, as proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in Mid Atlantic Medical Services, Inc., at the Special Meeting of Stockholders to be held on February 10, 2004 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided on the reverse and at their discretion on any matters that may properly come before the meeting.

The undersigned acknowledges receipt from Mid Atlantic Medical Services, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated January 20, 2004.

Your shares of common stock will be voted as you specify. If no choice is specified, your proxy will be voted for Proposals 1 and 2, and in the discretion of the proxy holder on any other matters which may properly come before the Special Meeting of Stockholders and on any adjournment, postponement, continuation or rescheduling of the meeting. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own cannot be voted.	MID ATLANTIC MEDICAL SERVICES, INC. P.O. BOX 11176 NEW YORK, N.Y. 10203-0176

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)